UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2009
ExpressJet Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-31300	76-0517977
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 North Sam Houston Parkway West
Suite 200
Houston, Texas	77067
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (832) 353-1000
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     The board of directors of ExpressJet Holdings, Inc. (the “Company”) approved and adopted the ExpressJet Holdings, Inc. 2009 Treasury Stock Purchase Plan (“TSPP”), effective upon the Company’s filing of a registration statement therefor on Form S-8 on May 22, 2009. The following summary description of the TSPP is qualified in its entirety by reference to the full text of the TSPP, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
     The purpose of the TSPP is to provide eligible members of the board of directors with an opportunity to purchase at fair market value shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that are held in treasury as an incentive to work toward the success of the Company. The Common Stock available for purchase under the TSPP is limited to treasury shares or shares purchased by the Company on the open market or from private sources for use under the TSPP. The maximum number of shares of Common Stock that may be issued over the term of the TSPP may not exceed 1,000,000 shares, which amount is subject to adjustment for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date of the TSPP that result from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend or other increase or decrease in such shares effected without receipt or payment of consideration by the Company.
     Only members of the board of directors who are not employees of the Company or a subsidiary of the Company (each, an “Eligible Director”) are eligible to participate in the TSPP. An Eligible Director may begin participating in the TSPP (i) within the first thirty (30) days after the effective date of the TSPP, (ii) thereafter, within the first thirty (30) days after such person first becomes an Eligible Director or (iii) at any time thereafter prior to the commencement of the period commencing immediately upon final adjournment of the Company’s annual meeting of stockholders and extending through the next annual meeting (a “Service Year”). Each participant in the TSPP must annually authorize in writing that a percentage (the “Purchase Election”) of the annual incentive fees (the “Annual Incentive Fee”) is to be used to purchase the Company’s Common Stock pursuant to the TSPP. Merrill Lynch (the “Agent”) will act as a custodian for any cash held by it for the benefit of a participant and for all shares of the Common Stock purchased pursuant to the TSPP. The shares of Common Stock purchased pursuant to the TSPP will be held by the Agent for six months, during which time they may not be sold, transferred assigned or hypothecated.
     The TSPP provides that promptly following each meeting of the board of directors that immediately follows the annual stockholders’ meeting (the “First Meeting”), each participant shall direct the Agent in writing to deliver funds from participant’s account with the Agent to the Company’s designated bank account in payment of his or her Purchase Election. Promptly thereafter, the participant’s account will be credited with the number of shares of Common Stock equal to such participant’s Purchase Election multiplied by the Annual Incentive Fees for the then-current Service Year (the “Purchase Amount”) divided by the Appropriate Share Price (as defined below), as quoted in The Wall Street Journal (or in such other reliable publication as the board of directors or its Agent, in its discretion, may determine to rely upon). The term “Appropriate Share Price” means, 1) for the first Service Year following the effective date of the TSPP, the closing price of the Common Stock on the effective date, 2) for each Service Year thereafter, the closing price of the Common Stock on the date of the First Meeting; or 3) if the First Meeting is on a day that is not a day on which securities are traded on The New York Stock Exchange, then the closing price of the Common Stock on the next trading day. The number of shares purchased by the participant and credited to the his or her account will be rounded down to the nearest whole number. The value of any fractional share not credited to the participant’s account will be promptly paid to the participant in cash.
     The board of directors may, at any time, with prospective or retroactive effect, amend in any manner, suspend or terminate the TSPP. The TSPP will remain in effect until such time as (i) the maximum number of shares of common stock available under the TSPP have been purchased or (ii) the TSPP is terminated by the Company.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit 10.1	ExpressJet Holdings, Inc. 2009 Treasury Stock Purchase Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESSJET HOLDINGS, INC.
Date: May 27, 2009	By:	/s/ PHUNG NGO-BURNS
		Name:	Phung Ngo-Burns
		Title:	Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	ExpressJet Holdings, Inc. 2009 Treasury Stock Purchase Plan.